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                                                                    EXHIBIT 10.8

                               STERIS CORPORATION

                     MANAGEMENT INCENTIVE COMPENSATION PLAN
                                    FY 1996

OBJECTIVE

     The objective of the STERIS Corporation Management Incentive Compensation Plan (MICP) is to encourage greater initiative, resourcefulness, teamwork, efficiency, and achievement of objectives on the part of key management whose performance and responsibilities directly affect company profits.

GENERAL PROVISIONS

     The MICP for FY 1996 may be reviewed and revised at the Chief Executive Officer's discretion. Any incentive payouts under the terms of this Plan will be limited by any governmental regulations that are in effect at the time of such incentive payouts.

     The incentive compensation fund available for disbursement to participants shall be determined by achievement of the approved Annual Business Plan and Division Business Plans.

     Management Incentive Compensation will be calculated after the close of each quarter and will be cumulative and retroactive. That is, deficiencies in year-to-date (YTD) performance can be made up by over achievement in subsequent quarters during the fiscal year.

     A portion of the earned Management Incentive Compensation will be paid on a quarterly basis with another portion held in an escrow account to be paid on an annual basis. An accrual funding schedule will be developed and maintained by the Finance Department to reserve adequate funds for the payment of earned Management Incentive Compensation.
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               Management Incentive Compensation Plan -- FY 1996
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ELIGIBILITY

     The management level classifications of individuals who may be eligible to participate in the MICP are the following:

     Chief Executive Officer
     Sr. Vice President
     Division President/Unit Head
     Corporate Vice President
     Div. VP/Corp. Director
     Division Director
     Manager
     Supervisor/Professional

     Incumbents holding a key management position with one of the above titles are immediately eligible for participation. The incentive qualification performance parameters for each participant will be the specific parameters of the profit center, business unit, or corporate services group to which the participant is assigned. New hires for an above titled position will begin participation in the MICP during the first full fiscal quarter of employment unless otherwise specified in the employment offer. An individual promoted to a higher management level during a quarter will have MICP compensation for that quarter at the management level held by the individual for the majority of the quarter. An individual transferring from one profit center, business unit, or corporate services group to another during a quarter will qualify under the performance parameters of the profit center, business unit, or corporate services group to which the participant is assigned for the majority of the quarter.

     Termination of employment of a participant shall result in his or her forfeiture of all unpaid incentive earnings.
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               Management Incentive Compensation Plan -- FY 1996
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MICP FY96 PARTICIPANT BONUS SCHEDULE

     The bonus for each management level upon achievement of the FY96 Pre-Tax Income and Net Revenue objectives is as follows:

                    MANAGEMENT LEVEL                    QUARTERLY FUNDING
            ---------------------------------   ---------------------------------
            Chief Executive Officer..........          110% of Base Income
            Senior Vice President............          80% of Base Income
            Division President/Unit Head.....          75% of Base Income
            Corporate Vice President.........          65% of Base Income
            Division VP/Corp. Director.......          60% of Base Income
            Division Director................          50% of Base Income
            Manager..........................          30% of Base Income
            Supervisor/Professional..........          20% of Base Income

BONUS POOL FUNDING

     The funding of the bonus pool for a profit center, business unit, or corporate services group will occur upon the achievement of the planned quarterly YTD objectives included in the applicable Annual Business Plan and/or Division Business Plan. The weighting of each bonus qualification parameter will be as follows:

            1. Americas Division
                 Net Revenue.................                  33%
                 Net SS1 Units...............                  33%
                 Operating Income*...........                  33%
            2. International Division
                 Net Revenue.................                  33%
                 Net SS1 Units...............                  33%
                 Operating Income*...........                  33%
            3. Operations Division
                 SS1 Unit Production.........                  33%
                 S20 Unit Production.........                  33%
                 Operating Income*...........                  33%

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               Management Incentive Compensation Plan -- FY 1996
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
            4. Discovery & Development
               Division
                 Net SS1 Units...............                  33%
                 Net New Products Revenue....                  33%
                 Operating Income*...........                  33%
            5. Corporate Services
                 Net Revenue.................                  50%
                 Pre-Tax Income*.............                  50%

*NOTE: No bonus qualification if actual performance is less than 90% of ABP or DBP objective.

BONUS CALCULATION

     Individual participant bonuses and bonus payouts will be determined as defined in this bonus calculation section.

1. Each profit center, business unit, and corporate services group will be evaluated on its YTD performance achievement of the objectives for which the bonus qualification parameters have been identified.

2. The performance in achieving each bonus qualification parameter will be determined on a YTD basis and assigned a percentage achievement value for each parameter in relationship to the YTD ABP or DBP objectives. A percentage achievement above 100% will be assigned a maximum achievement value of 100%.

3. The sum of individual performance percentages of the bonus qualification parameters will be added and averaged to determine the MICP eligible percentage for the quarter. There will be no MICP eligible bonus qualification if the actual operating income achievement level for Divisions or the net income achievement level for the corporate services group is less than 90% of the applicable ABP or DBP on a YTD basis.

4. Individual payout targets will be taken from the then current Participant and Target Bonus Schedule.

5. The average of the bonus qualification parameters will be applied to the individual Target Bonus to determine the quarterly MICP eligible bonus amount.
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               Management Incentive Compensation Plan -- FY 1996
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6.   If bonus eligibility on a YTD quarterly basis has occurred, the YTD percentage achievement of the profit center, business unit, or corporate services group is multiplied by the percentage achievement of the individual quarterly Management Objectives that have been approved at the beginning of each quarter by the participant's direct supervisor and the senior executive/business head of the profit center, business unit, or corporate services group.

Bonus calculation example:

     Division Supervisor's quarterly target bonus: $30,000 base income
                                       X 20% / 4 = $1,500

     Division achievement of YTD bonus qualification parameters is 90% for parameter 1, 95% for parameter 2, and 100% of operating income objective (parameter 3). Average division performance is 95%.

     Division Supervisor achieves 80% of Management Objectives.

     Eligible Bonus:
                $1,500 X 95% = $1,425

     Eligible quarterly bonus for the individual:
                      $1,425 X 80% (individual achievement) = $1,140

BONUS PAYMENT

Seventy-five percent (75%) of the eligible individual quarterly bonus will be paid following the end of each quarter. Twenty-five percent (25%) of the eligible individual quarterly bonus will be held in a bonus escrow account and will be paid following the end of the fiscal year only if the Corporation meets or exceeds its Pre-Tax Income objective for the full fiscal year. Should the Corporation fail to meet or exceed its Pre-Tax Income objective for the full fiscal year, all funds in the bonus escrow account will be forfeited.

EFFECTIVE DATE

The STERIS Management Incentive Compensation Plan is effective April 1, 1995, through March 31, 1996.